Exhibit 10.3

SIXTH AMENDMENT OF LEASE

THIS SIXTH AMENDMENT is made and entered into this 20th day of December, 2013 (the “Effective Date”), by and between the NWP Building 5 LLC (“Landlord”) and LeMaitre Vascular, Inc. (“Tenant”).

BACKGROUND

A. Landlord’s predecessor-in-interest, the Trustees of Northwest Associates, and Tenant originally entered into a lease dated March 31, 2003, as amended by a First Amendment of Lease dated as of May 21, 2004, and a Second Amendment of Lease dated as of May 21, 2007 and a Third Amendment of Lease dated as of February 26, 2008, and a Fourth Amendment of Lease dated as of October 31, 2008, and a Fifth Amendment of Lease dated March 23, 2010 (the “Fifth Amendment”) (the Lease and all amendments are collectively referred to as, the “Lease”) with respect to the entire building measuring approximately 27,098 rentable square feet (the “Building”) located at 63 Second Avenue, Northwest Park, Burlington, MA; and

B. Pursuant to the Lease, the current Expiration Date is December 31, 2017.

C. The parties now desire to extend the term of the lease for a period of six (6) additional years, to expire on December 31, 2023, and provide for certain other modifications to the Lease on account of such extension.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other valuable consideration, the Lease is hereby modified and amended as of the Effective Date, as follows:

1. The Background set forth above is hereby incorporated by reference. Capitalized terms used herein without definition shall have the meanings given them in the Lease.

2. The term of the Lease is hereby extended for a period of six (6) years, to expire on December 31, 2023, and to be coterminous with Tenant’s two other leases with Landlord, or its affiliates, in Northwest Park, the first such lease being with Landlord’s affiliate, NW Building 4 LLC, dated March 31, 2003, as amended, for certain premises located at 53 Second Avenue, Burlington, MA (the “53 Second Ave Lease”), and the other being that certain lease with Landlord’s affiliate, NW Building 3 Trust, executed concurrently with this Sixth Amendment for premises located at 41 Second Avenue, Burlington, MA (the “41 Second Ave Lease”).

3. Tenant acknowledges that Tenant currently occupies the Premises and that it is familiar with the same and accepts the Premises in the condition it is in on the Effective Date, it being expressly agreed that neither Landlord nor any person acting under or on behalf of Landlord has made or implied any representations or warranties concerning the Lease, the Premises or the Property, or their condition or suitability for Tenant’s continued use. Tenant agrees that it takes the Premises “as-is,” with all faults and without any such representation or warranty, including any implied warranties. Tenant further acknowledges and agrees that Landlord has no obligation to perform any alterations or improvements to prepare the Premises for Tenant’s continued use during the term, as extended by this Sixth Amendment.

4. Commencing on January 1, 2018, the Annual Fixed Rent Rate and the Monthly Fixed Rent Rate under the Lease shall be as follows:

Period:	Annual Fixed Rent Rate:	Monthly Fixed Rent Rate:

January 1, 2018 – December 31, 2018	$298,080.00	$24,840.00

January 1, 2019 – December 31, 2019	$305,532.00	$25,461.00

January 1, 2020 – December 31, 2020	$313,164.00	$26,097.00

January 1, 2021 – December 31, 2021	$321,000.00	$26,750.00

January 1, 2022 – December 31, 2022	$329,028.00	$27,419.00

January 1, 2023 – December 31, 2023	$337,248.00	$28,104.00

5. In Lease Section 8.1, as amended by Paragraph 10 of the Fifth Amendment, clause (g) is hereby further amended by adding after “53 Second Ave Lease” the words, “and/or that certain lease between Tenant and Landlord’s affiliate, NW Building 3 Trust, for premises at 41 Second Ave”.

6. Landlord and Tenant each represent and warrant to the other that it has dealt with no broker in connection with the consummation of this Sixth Amendment other than The Stevens Group (the “Broker”) and in the event of any brokerage claims other than by the Broker against Landlord or Tenant predicated upon prior dealings with the other party (called, the “indemnifying party”), the indemnifying party agrees to defend the same and indemnify and hold the other party harmless against any such claim. Tenant shall be solely responsible for paying all commissions due the Broker.

7. Each of Landlord and Tenant represents that the person executing this Sixth Amendment is duly authorized to execute and deliver this Sixth Amendment on behalf of said company, corporation and/or limited liability company.

8. This Sixth Amendment contains the entire agreement of the parties regarding the subject matter hereof. There are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, among them, relating to this subject matter, other than as set forth herein.

9. This Sixth Amendment shall not be valid and binding until executed and delivered by Landlord, and may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Any facsimile or other electronic transmittal of original signature versions of this Sixth Amendment shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document.

10. As amended hereby, the Lease is ratified and confirmed in all respects and shall continue in full force and effect, and from and after the date of this Sixth Amendment all references to the “Lease” shall mean the Lease, as amended by this Sixth Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Sixth Amendment of Lease under seal as of the date first written above.

LANDLORD:

NWP BUILDING 5 LLC, a Massachusetts limited liability company

By:	NW ASSOCIATES LLC, its sole Manager

By:	/s/ Richard Robinson
Print Name:	Richard Robinson
Title:	Manager

By:	/s/ R. Winder Nordblom
Print Name:	R. Winder Nordblom
Title:	Manager

By:	/s/ Peter Nordblom
Print Name:	Peter Nordblom
Title:	Manager

TENANT:

LEMAITRE VASCULAR, INC.

By:	/s/ Joseph P. Pellegrino, Jr.
Print Name:	Joseph P. Pellegrino, Jr.
Print Title:	Chief Financial Officer

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